                                 EXHIBIT 23 (i)

                                                                October 31, 2000



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
OPINION OF COUNSEL

It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassesable.
HENDERSON, WETHERILL, O'HEY & HORSEY



                                         BY:/s/Edward Fackenthal
                                            ------------------------------------
                                               Edward Fackenthal








                                       1